Exhibit 99.2

Press release

Voluntary and conditional cash offer by
Liberty Global on the shares of Telenet
Impact on Telenet's self-tender offer

The enclosed information constitutes regulated information as defined in the Royal Decree of 14 November 2007 regarding the duties of issuers of financial instruments which have been admitted for trading on a regulated market. Public announcement in the framework of Article 8, §1 of the Belgian Royal Decree dated April 27, 2007 on public takeovers.

Mechelen, September 20, 2012 –

Voluntary Offer by Liberty Global, Inc.

Yesterday, the Board of Directors of Telenet Group Holding NV (“Telenet” or the “Company”) (Euronext Brussels: TNET) has been informed by Binan Investments B.V. (a wholly-owned subsidiary of Liberty Global, Inc.) (“LGI”), Telenet’s majority shareholder (50.04%), that it has the intention to launch a voluntary and conditional offer in cash pursuant to the Law of April 1, 2007 on public takeover bids and the Royal Decree of April 27, 2007 on public takeover bids (the “Royal Decree”) (the “Intended Offer”) on all of the shares and other securities of Telenet giving access to voting rights that it does not already own or that are not held by Telenet. The Intended Offer is based on a price of EUR 35.00 per share of Telenet.

LGI has issued a press release in this respect, which is attached to this press release as Annex A, to which Telenet refers for further information on the price and conditions of the Intended Offer.

The Board of Directors of Telenet will review and analyze the Intended Offer in accordance with the Royal Decree. As is required by the Royal Decree, the independent directors of the Board of Directors of Telenet will appoint an independent expert to value the securities of Telenet subject to the Intended Offer and to comment on LGI’s valuation procedures. The independent expert’s report will be included in the prospectus that LGI will file with the Belgian Financial Services and Markets Authority (“FSMA”). In addition, the Board of Directors will prepare and publish a response memorandum (Memorie van Antwoord), in accordance with the Royal Decree.

Previously announced share buy-back by Telenet Group Holding NV

Telenet has announced, on August 13, 2012, that it would initiate a share buy-back through a voluntary and conditional takeover bid for a maximum of 20,673,043 shares, or 18.20% of the share capital of Telenet, at a price of €31.75 per share (“Telenet’s Self-Tender Offer”). (The initially announced price of €35 was adjusted downwards by the €3.25 per share paid on August 31, 2012 pursuant to the capital decrease approved by the extraordinary shareholders’ meeting on April 25, 2012). Telenet refers to its press release dated August 13, 2012 in this respect, which is attached as Annex B to this press release.

Telenet’s Board of Directors has resolved yesterday to continue to prepare Telenet’s Self-Tender Offer at the price and subject to the conditions announced on August 13, 2012 (see Annex B). For Telenet’s shareholders, this implies that,

(i)	in case LGI does not proceed with the Intended Offer as it reserves the right to do in certain circumstances in its press release (see Annex A); or

(ii)	in case Telenet’s shareholders tender in the Intended Offer by LGI but the conditions to which LGI’s Intended Offer are subject (see Annex A) are not met and not waived by LGI,

subject to the conditions announced on August 13, 2012, they will then have the opportunity to tender in Telenet’s Self-Tender Offer (see Annex B).

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Contacts

Investor Relations & Corporate Communication:	Vincent Bruyneel – vincent.bruyneel@staff.telenet.be –
Phone: +32 15 335 696

Investor Relations:	Rob Goyens – rob.goyens@staff.telenet.be –
Phone: +32 15 333 054

Press & Media Relations:	Stefan Coenjaerts – stefan.coenjaerts@staff.telenet.be –
Phone: +32 15 335 006

About Telenet – Telenet is a leading provider of media and telecommunication services. Its business comprises the provision of cable television, high speed internet and fixed and mobile telephony services, primarily to residential customers in Flanders and Brussels. In addition, Telenet offers services to business customers across Belgium under the brand Telenet for Business. Telenet is listed on the Euronext Brussels Stock Exchange under the ticker symbol TNET and is part of the BEL20 stock market index.

Disclaimer
This press release does not constitute an offer to purchase securities of Telenet or its affiliates nor a solicitation by anyone in any jurisdiction in respect thereof. If Telenet decides to proceed with an offer to purchase Telenet securities through a public tender offer, such offer will and can only be made on the basis of an approved prospectus by the FSMA. No action has been taken to enable a public bid in any jurisdiction and no such steps shall be taken prior to Telenet’s decision to proceed with a public tender offer. Neither this press release nor any other information in respect of the matters contained herein may be supplied in any jurisdiction where a registration, qualification or any other obligation is in force or would be with regard to the content hereof or thereof. Any failure to comply with these restrictions may constitute a violation of the financial laws and regulations in such jurisdictions. Telenet and its affiliates explicitly decline any liability for breach of these restrictions by any person.

Safe Harbor Statement under the U.S. Private Securities Litigation Reform Act of 1995 – Various statements contained in this document constitute “forward‐looking statements” as that term is defined under the U.S. Private Securities Litigation Reform Act of 1995. Words like “believe,” “anticipate,”“should,” “intend,” “plan,” “will,” “expects,” “estimates,” “projects,” positioned,” “strategy,” and similar expressions identify these forward‐looking statements related to our financial and operational outlook, dividend policy, future growth prospects, the proposed implementation and anticipated timing of the Intended Offer and Telenet’s Self-Tender Offer, and any other information and statements that are not historical fact. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements or industry results to be materially different from those contemplated, projected, forecasted, estimated or budgeted whether expressed or implied, by these forward‐looking statements. These factors include: potential adverse developments with respect to our liquidity or results of operations; potential adverse competitive, economic or regulatory developments; our significant debt payments and other contractual commitments; our ability to fund and execute our business plan; our ability to generate cash sufficient to service our debt; interest rate and currency exchange rate fluctuations; the impact of new business opportunities requiring significant up‐front investments; our ability to attract and retain customers and increase our overall market penetration; our ability to compete against other communications and content distribution businesses; our ability to maintain contracts that are critical to our operations; our ability to respond adequately to technological developments; our ability to develop and maintain back‐up for our critical systems; our ability to continue to design networks, install facilities, obtain and maintain any required governmental licenses or approvals and finance construction and development, in a timely manner at reasonable costs and on satisfactory terms and conditions; our ability to have an impact upon, or to respond effectively to, new or modified laws or regulations, our ability to make value‐accretive investments, the outcome of the independent expert valuation commissioned by the independent directors of the board of directors of Telenet, LGI’s decision whether or not to proceed with the Intended Offer, and LGI’s ability to raise satisfactory financing. We assume no obligation to update these forward‐looking statements contained herein to reflect actual results, changes in assumptions or changes in factors affecting these statements.

For prospective investors in the United Kingdom, a Financial Services Authority authorized entity has not approved this communication relating to the securities for the purposes of section 21 of the Financial Services and Markets Act 2000. This communication is exempt on the basis that it falls within Article 69 (Promotions of securities already admitted to certain markets) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended). Past performance cannot be relied on as a guide to future performance. If you are in any doubt about the investment to which this communication relates, you should consult a person authorized under the Financial Services and Markets Act 2000 who specializes in advising on investing in shares or other investments in or related to corporations.

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ANNEX A

Press Release

Public Announcement in the framework of article 8§1 of the Belgian Royal Decree dated April 27, 2007 on public take-over bids (the “Royal Decree”)

Liberty Global Intends to Launch a Voluntary and Conditional Cash Offer for the Shares of Telenet Group Holding NV

Englewood, Colorado – September 19, 2012:

Liberty Global, Inc. (“Liberty Global” or the “Company”) (NASDAQ: LBTYA, LBTYB and LBTYK) today announced that it is intending to launch a voluntary and conditional cash offer (the “Intended Offer”), for all of the Telenet Group Holding NV (“Telenet”) (Euronext Brussels: TNET) shares and other securities giving access to voting rights that it does not already own or that are not held by Telenet. Liberty Global has been the controlling shareholder in Telenet since February 2007 and currently owns, through its wholly owned subsidiary, Binan Investments B.V., 50.4% of Telenet’s outstanding issued share capital (excluding treasury shares). The Intended Offer will be based on a price of €35.00 per ordinary share.

A price of €35.00 per ordinary share represents a premium of approximately 14% over the adjusted average volume weighted closing price of approximately €30.67 for the one-month period to September 18, 2012 pro forma for the €3.25 capital reduction paid by Telenet on August 31, 2012.

Liberty Global’s Intended Offer will be subject to customary and normal conditions including (i) Liberty Global and its affiliates having acquired or holding, upon completion of the Intended Offer, at least 95% of the outstanding Telenet shares and voting rights and (ii) no material adverse change having occurred with respect to the financial situation or prospects of Telenet and in the financial markets in general. The Intended Offer will possibly be followed by a delisting of Telenet and a squeeze-out offer.

Liberty Global has advised Telenet’s board members of its intentions. In respect of Telenet’s intended buyback offer as announced in Telenet’s press release dated August 13, 2012, Liberty Global refers to the press release of Telenet released on September 20, 2012 (Brussels time).

This announcement is not a formal binding tender offer under the Royal Decree of the Belgian Law dated April 1, 2007 on public take-over bids. Whether or not the Intended Offer will eventually be made as a formal binding offer depends on a number of conditions, including the outcome of the independent valuation commissioned by the independent board members in comparison to the proposed price per share, overall financial market conditions, any material business or financial developments at Telenet and Liberty Global’s ability to raise satisfactory financing.

If Liberty Global elects to proceed with a formal and binding offer, Liberty Global will file the required documentation, including the bid prospectus, with the Belgian Financial Services and Markets Authority as soon as possible. In the event that Liberty Global decides not to proceed with a formal offer, Liberty Global will immediately issue a further public announcement to that effect. In case of a formal and binding offer, Liberty Global plans to finance it by using available cash on its balance sheet and incremental borrowings.

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The Intended Offer values all the outstanding voting securities of Telenet not currently owned by Liberty Global or held by Telenet at approximately €1.96 billion. No further regulatory approvals are required.

Mike Fries, President and Chief Executive Officer of Liberty Global, commented: “We believe this is the right time for Telenet to become a wholly-owned part of Liberty Global’s pan-European platform in its next stage of development, particularly in light of the competitive and regulatory outlook in Belgium. We are proud of the success Telenet has achieved over the years and of the many innovations it has brought to Belgian consumers.”

“As a long-term, industrial player in European cable, this shows our commitment to the Belgian market. Telenet is one of our most successful operations and a core part of our growing pan-European platform. We remain very supportive of the existing management team and employees at Telenet, all of whom have contributed to the company’s success. We will continue our focus on investments and product innovation in Belgium.”

Liberty Global is being advised by Morgan Stanley & Co Limited and Freshfields Bruckhaus Deringer LLP in connection with this Intended Offer.

About Liberty Global, Inc.

Liberty Global is the leading international cable company, with operations in 13 countries. We connect people to the digital world and enable them to discover and experience its endless possibilities. Our market-leading television, broadband internet, and telephony services are provided through next-generation networks and innovative technology platforms that connect 20 million customers who subscribe to 34 million services as of June 30, 2012.

Liberty Global’s consumer brands include UPC, Unitymedia, Kabel BW, Telenet, and VTR. Our operations also include Chellomedia, our content division, UPC Business, a commercial services division and Liberty Global Ventures, our investment fund. For more information, please visit www.lgi.com.

Forward Looking Statements and Disclaimer

This press release contains forward-looking statements, including the proposed implementation and anticipated timing of the Intended Offer, the impact of the transaction on our operations and financial performance, and any other information and statements that are not historical fact. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. These risks and uncertainties include the outcome of the independent valuation commissioned by the independent board members in comparison to the proposed price per share, overall financial market conditions, any material business or financial developments at Telenet, the Company’s ability to raise satisfactory financing, as well as other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission including our most recently filed Forms 10-K and 10-Q. These forward-looking statements speak only as of the date of this release. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

This press release does not constitute an offer to purchase securities of Telenet nor a solicitation by anyone in any jurisdiction in respect thereof. If Liberty Global decides to proceed with an offer to purchase Telenet securities through a public tender offer, such offer will and can only be made on the basis of an approved prospectus by the FSMA. No action has been taken to enable a public bid in any jurisdiction and no such steps shall be taken prior to Liberty Global’s decision to proceed with a public tender offer. Neither this press release nor any other information in respect of the matters contained herein may be supplied in any jurisdiction where a registration, qualification or any other obligation is in force or would be with regard to the content hereof or thereof. Any failure to comply with these restrictions may constitute a violation of the financial laws and regulations in such jurisdictions. Liberty Global and its affiliates explicitly decline any liability for breach of these restrictions by any person.

Morgan Stanley & Co. Limited is acting as exclusive financial adviser to Liberty Global in relation to the Intended Offer. Morgan Stanley & Co. Limited will not regard any other person as a client in relation to the Intended Offer and

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will not be responsible to anyone other than Liberty Global for providing the protections afforded to clients of Morgan Stanley & Co. Limited nor for providing advice to any such other person.

Liberty Global Contacts
Investor Relations            Corporate Communications
Christopher Noyes    +1 303 220 6693        Hanne Wolf    +1 303 220 6678
Oskar Nooij    +1 303 220 4218        Bert Holtkamp    +31 20 778 9800

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ANNEX B

PRESS RELEASE

Telenet to change capital structure
and shareholder remuneration policy

The enclosed information constitutes regulated information as defined in the Royal Decree of 14 November 2007 regarding the duties of issuers of financial instruments which have been admitted for trading on a regulated market. Public announcement in the framework of Article 8, §1 of the Belgian Royal Decree dated April 27, 2007 on public takeovers.

► Incurrence of €700 million of additional debt, benefiting from favorable credit market conditions;
► Launch of additional share buy-back through self-tender offer;
► Target net leverage of 3.5-4.5x Annualized EBITDA maintained, while moving to higher end of range;
► Future shareholder remuneration will consist mainly of share repurchases;
► No significant acquisitions in the foreseeable future.

Mechelen, August 13, 2012 – Today, Telenet Group Holding NV (“Telenet” or the “Company”) (Euronext Brussels: TNET) announces its decision to modify its capital structure and adapt its shareholder remuneration policy. Going forward, Telenet intends to increase its Net Total Debt to Annualized EBITDA ratio to approximately 4.5x, which represents the higher end of the 3.5-4.5x net leverage target. Telenet also intends to implement a shareholder remuneration policy consisting mainly of share repurchases. Telenet believes that the combination of the adjustment to the capital structure and the revised shareholder remuneration will allow for a more efficient balance sheet. Telenet aims to implement this new capital structure before the end of 2012. In this framework, Telenet proposes to incur up to €700 million (or an amount equivalent thereto) of additional debt in the near term, subject to Telenet’s ability to arrange the additional debt on satisfactory terms, taking advantage of the current favorable credit market conditions.

Additional share buy-back

If Telenet is successful in raising additional debt financing, and absent any material adverse change in the financial situation or prospects of Telenet or in the financial markets in general, Telenet will initiate a share buy-back through a voluntary tender offer for a maximum of 20,673,043 shares, or 18.20% of the share capital of Telenet, at a price of €35.00 per share. This price is to be adjusted downwards by the gross amount of any distributions prior to the closing of the tender offer (including the €3.25 per share to be paid on August 31, 2012 pursuant to the capital decrease approved by the extraordinary shareholders’ meeting on April 25, 2012) effective as of the date of any such distribution. Telenet will use the proceeds of any additional debt financing to fund this share buy-back. This share buy-back will be effected pursuant to the authorization granted by the shareholders’ meeting of May 29, 2009. Telenet will propose to annul the shares so repurchased with immediate effect. The previously approved Share Repurchase Program 2012 of up to 3 million shares for a maximum amount of €50 million announced on February 16, 2012, and which has been executed to date to the extent of 91% of such amount, has been terminated as of today.

Binan Investments B.V. (a wholly-owned subsidiary of Liberty Global, Inc.) (“LGI”), Telenet’s majority shareholder (50.04%), has informed Telenet that, if the proposed share buy-back is pursued, it will not tender any shares, but that it reserves its position concerning tendering in possible future repurchase programs of the Company. Accordingly, in the proposed share buy-back, every shareholder would be entitled to tender approximately 37% of his or her shares (subject to rounding), i.e., the proportion corresponding to the ratio of the maximum number of shares to be
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1
The net leverage ratio is calculated as per the Senior Credit Facility definition, using net total debt, excluding subordinated shareholder loans, capitalized elements of indebtedness under the clientele and annuity fees and any other finance leases, divided by last two quarters' annualized EBITDA.

2	Total number of shares issued by the Company including own shares currently held by the Company. These treasury shares represent 0.76% of the total number of shares.

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redeemed (i.e., 20,673,043 shares) over the maximum number of outstanding shares other than LGI’s (i.e., 55,880,351 shares), but may tender a higher number of shares in which case he or she will be able to sell a further number of shares in proportion to the remaining pool of surplus shares not tendered.

If the maximum number of shares is tendered and subsequently cancelled, LGI’s shareholding in Telenet would increase from 50.04% to 61.18% of the share capital of Telenet. At the current market price, the market value of Telenet’s free float would be approximately €1,217 million (again assuming full take-up of the share buy-back offer).

The Company has, on a statutory basis, sufficient own funds to effect the envisaged share buy-back. The increased leverage is fully sustainable in view of the steadily strong positive cash-flow generation, the projected future earnings growth and the significantly improved maturity profile of the group’s financial indebtedness.

Strong fundamentals to deliver long-term value for its customers and shareholders

Telenet is not pursuing any significant acquisitions in the foreseeable future, but remains committed to deliver solid business growth and to maintain its position as leading innovator through continued investments in its customers and its advanced fixed and core mobile network, to be complemented by partnerships where appropriate.

Telenet believes that its sustained focus on offering innovative and competitive products will lay the foundation for future growth, and that the combination of Telenet’s strong Free Cash Flow performance and leverage target of 3.5-4.5x Net Total Debt to EBITDA will allow for a solid shareholder return. The aforementioned operations underpin Telenet’s dedication to further enhance shareholder value on a long-term basis, supported by its stable and well-balanced business profile.

Duco Sickinghe, CEO of Telenet: “Telenet has decided to take advantage of what it believes are favorable market terms for debt financing to optimize our balance sheet in view of the potential for continued solid shareholders returns. We will stay totally committed to our strategy of continued growth while providing value for our customers, partners and our shareholders”.

About the self-tender offer

If Telenet initiates a voluntary tender offer, then payment of the tender offer price to tendering shareholders will be subject to applicable withholding taxes. For Belgian retail shareholders and other Belgian or foreign investors that cannot benefit from an exemption or reduction, the rate of the Belgian withholding tax is 21%. An additional 4% tax will be due on the ‘deemed’ dividend (bringing the total tax rate to 25%) if the Belgian resident natural person receives qualifying investment income (i.e., qualifying interest and dividends) in an amount exceeding €20,020 in the relevant taxable year.

The envisaged share buy-back will take the form of a self-tender offer pursuant to the Law of April 1, 2007 on tender offers and the Royal Decree of April 27, 2007 on tender offers (the “Royal Decree”). Telenet aims to file the required documentation, including the bid prospectus, with the Belgian Financial Services and Markets Authority in the course of September 2012. As is required by the Royal Decree, the prospectus will include a valuation report by N M Rothschild & Sons, the independent expert appointed by the independent directors of Telenet. The proposed tender offer will be subject to the condition that the bid price does not differ by more than 20% from the average of the closing prices of the Telenet shares during 30 days prior to the date of acquisition of the shares, in accordance with the May 29, 2009 authorization by Telenet’s shareholders’ meeting. The proposed tender offer will also be subject to the condition that no material adverse change occurs with respect to the financial situation or the prospects of Telenet or in the financial markets in general. If Telenet is unable to obtain debt financing on satisfactory terms or a material adverse change of the kind just described were to occur before launch of the offer, Telenet may decide not to

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3	Total number of shares issued by the Company less own shares currently held by the Company.

4	Total number of shares of the Company including own shares currently held by the Company. If these treasury shares were not counted, LGI’s shareholding would increase to 61.75%.

5	Total number of shares of the Company not counting (i) LGI’s shareholding, (ii) treasury shares and (iii) shares tendered during the self-tender.

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proceed with the proposed self-tender offer, in which case Telenet would issue a further public announcement to that effect. Such material adverse changes may include material adverse regulatory developments or the adverse outcome of material litigations.

Conference call – Telenet will host a conference call for institutional investors and analysts on August 13, 2012 at 8.30 am CET. For dial-in details, webcast links as well as a slide presentation for analysts and investors, please visit:
http://investors.telenet.be

Contacts
Investor Relations:        Vincent Bruyneel – vincent.bruyneel@staff.telenet.be – Phone: +32 15 335 696
Rob Goyens – rob.goyens@staff.telenet.be – Phone: +32 15 333 054

Press & Media Relations:    Vincent Bruyneel – vincent.bruyneel@staff.telenet.be – Phone: +32 15 335 696

About Telenet – Telenet is a leading provider of media and telecommunication services. Its business comprises the provision of cable television, high speed internet and fixed and mobile telephony services, primarily to residential customers in Flanders and Brussels. In addition, Telenet offers services to business customers across Belgium under the brand Telenet for Business. Telenet is listed on the Euronext Brussels Stock Exchange under the ticker symbol TNET and is part of the BEL20 stock market index.

Disclaimer
This press release does not constitute an offer to purchase securities of Telenet or its affiliates nor a solicitation by anyone in any jurisdiction in respect thereof. If Telenet decides to proceed with an offer to purchase Telenet securities through a public tender offer, such offer will and can only be made on the basis of an approved prospectus by the FSMA. No action has been taken to enable a public bid in any jurisdiction and no such steps shall be taken prior to Telenet’s decision to proceed with a public tender offer. Neither this press release nor any other information in respect of the matters contained herein may be supplied in any jurisdiction where a registration, qualification or any other obligation is in force or would be with regard to the content hereof or thereof. Any failure to comply with these restrictions may constitute a violation of the financial laws and regulations in such jurisdictions. Telenet and its affiliates explicitly decline any liability for breach of these restrictions by any person.

Safe Harbor Statement under the U.S. Private Securities Litigation Reform Act of 1995 – Various statements contained in this document constitute “forward‐looking statements” as that term is defined under the U.S. Private Securities Litigation Reform Act of 1995. Words like “believe,” “anticipate,”“should,” “intend,” “plan,” “will,” “expects,” “estimates,” “projects,” positioned,” “strategy,” and similar expressions identify these forward‐looking statements related to our financial and operational outlook, dividend policy and future growth prospects, which involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements or industry results to be materially different from those contemplated, projected, forecasted, estimated or budgeted whether expressed or implied, by these forward‐looking statements. These factors include: potential adverse developments with respect to our liquidity or results of operations; potential adverse competitive, economic or regulatory developments; our significant debt payments and other contractual commitments; our ability to fund and execute our business plan; our ability to generate cash sufficient to service our debt; interest rate and currency exchange rate fluctuations; the impact of new business opportunities requiring significant up‐front investments; our ability to attract and retain customers and increase our overall market penetration; our ability to compete against other communications and content distribution businesses; our ability to maintain contracts that are critical to our operations; our ability to respond adequately to technological developments; our ability to develop and maintain back‐up for our critical systems; our ability to continue to design networks, install facilities, obtain and maintain any required governmental licenses or approvals and finance construction and development, in a timely manner at reasonable costs and on satisfactory terms and conditions; our ability to have an impact upon, or to respond effectively to, new or modified laws or regulations, our ability to make value‐accretive investments, and our ability to sustain or increase shareholder distributions in future periods. We assume no obligation to update these forward‐looking statements contained herein to reflect actual results, changes in assumptions or changes in factors affecting these statements.

For prospective investors in the United Kingdom, a Financial Services Authority authorized entity has not approved this communication relating to the securities for the purposes of section 21 of the Financial Services and Markets Act 2000. This communication is exempt on the basis that it falls within Article 69 (Promotions of securities already admitted to certain markets) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended). Past performance cannot be relied on as a guide to future performance. If you are in any doubt about the investment to which this communication relates, you should consult a person authorized under the Financial Services and Markets Act 2000 who specializes in advising on investing in shares or other investments in or related to corporations.

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